Exhibit 12.1

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

                                                          Commerce Bancorp, Inc.
                                         Computation of Ratio of Earnings to Fixed Changes


                                                            Six Months
                                                           Ended June 30,
                                                                 2003         2002     2001      2000      1999      1998
                                                           -------------------------------------------------------------------

Earnings:
                              Income before income taxes          132,470   217,903   151,711   118,402    97,265    68,226
                                           Fixed charges           81,792   186,976   205,361   210,450   143,641   131,242
                                    Capitalized interest

                                                           -------------------------------------------------------------------
                                                Earnings          214,262   404,879   357,072   328,852   240,906   199,468
                                                           ===================================================================

Fixed Charges:
                                        Interest expense           78,972   182,616   203,041   208,370   142,081   129,982
                                    Capitalized interest
                       Interest factor included in rents            2,820     4,360     2,320     2,080     1,560     1,260

                                                           -------------------------------------------------------------------
                                           Fixed Charges           81,792   186,976   205,361   210,450   143,641   131,242
                                                           ===================================================================



                                                           -------------------------------------------------------------------
Ratio of Earnings to Fixed Charges including
 interest on deposits                                                2.62      2.17      1.74      1.56      1.68      1.52
                                                           ===================================================================



Earnings:
                              Income before income taxes          132,470   217,903   151,711   118,402    97,265    68,226
                                           Fixed charges           10,092    19,764    11,076    25,494    18,511    12,401
                                    Capitalized interest
                                                           -------------------------------------------------------------------
                                                Earnings          142,562   237,667   162,787   143,896   115,776    80,627
                                                           ===================================================================

Fixed Charges:
              Interest expense excluding int on deposits            7,272    15,404     8,756    23,414    16,951    11,141
                                    Capitalized interest
                       Interest factor included in rents            2,820     4,360     2,320     2,080     1,560     1,260

                                                           -------------------------------------------------------------------
                                           Fixed Charges           10,092    19,764    11,076    25,494    18,511    12,401
                                                           ===================================================================

                                                           -------------------------------------------------------------------
Ratio of Earnings to Fixed Charges excluding
 interest on deposits                                               14.13     12.03     14.70      5.64      6.25      6.50
                                                           ===================================================================

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